July 29, 2022

Princeton Private Investments Access Fund

8000 Norman Center Drive, Suite 630

Minneapolis, MN 55437

Re:	Princeton Private Investments Access Fund (the “Fund”)

File No. 811-23000

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with the Registration Statement on Form N-2 for the Fund on September 30, 2014. We hereby give you our consent to incorporate by reference the Legal Opinion into Amendment No. 13 (the “Amendment”) to the Fund’s Registration Statement on Form N-2 and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP